                                                                     Exhibit 4.3
                                                                     -----------
                                                                   CERTIFICATE FOR

                                                                        RIGHTS

                     THE TERMS AND CONDITIONS OF THE RIGHTS
                     OFFERING ARE SET FORTH IN THE COMPANY'S
                     PROSPECTUS DATED, __________, 2002 (THE
                    "PROSPECTUS") ARE INCORPORATED HEREIN BY
                     REFERENCE. COPIES OF THE PROSPECTUS ARE
                   AVAILABLE UPON REQUEST FROM AMERICAN STOCK
                        TRANSFER & TRUST COMPANY, AS THE
                               SUBSCRIPTION AGENT.

                            SUNSHINE PCS CORPORATION
              Incorporated under the laws of the State of Delaware
                            SUBSCRIPTION CERTIFICATE
  Evidencing Non-Transferable Rights to Purchase Shares of Class A Common Stock
                       Subscription Price: $1.00 per Share
 VOID IF NOT EXERCISED ON OR BEFORE THE EXPIRATION TIME (AS DEFINED IN THE PROSPECTUS)

REGISTERED OWNER:

THIS CERTIFIES THAT the registered  owner whose name is inscribed  hereon is the owner of the number of Rights set forth  above,  and that every four such Rights entitle  the owner to  subscribe  for and  purchase  one share of Class A common stock,  $.0001 par value per share,  of  Sunshine  PCS  Corporation,  a Delaware corporation,  on the  terms  and  subject  to the  conditions  set  forth in the
Prospectus  and  instructions  relating  hereto on the reverse side hereof.  The non-transferable  Rights  represented by this  Subscription  Certificate  may be exercised  by duly  completing  Section 1 on the reverse  side  hereof.  Special delivery  instructions may be given by completing  Section 2 on the reverse side
hereof.   THE  RIGHTS  EVIDENCED  BY  THIS  SUBSCRIPTION   CERTIFICATE  ARE  NOT
TRANSFERABLE  AND MAY  NOT BE  EXERCISED  UNLESS  THE  REVERSE  SIDE  HEREOF  IS
COMPLETED AND SIGNED WITH A SIGNATURE  GUARANTEE,  IF APPLICABLE.  ANY SIGNATURE
GUARANTEE MUST BE IN ACCORDANCE WITH THE MEDALLION SIGNATURE GUARANTEE PROGRAM.

Dated:  __________, 2002

---------------------------------------      ---------------------------------
             Karen E. Johnson                        Robert E. Dolan
President and Chief Executive Officer               Assistant Secretary

                  Delivery Options For Subscription Certificate

      By First Class or Registered Mail, by Hand or by Overnight Delivery:

                     American Stock Transfer & Trust Company
                                 59 Maiden Lane
                               New York, NY 10038

Delivery  to an  address  other  than  the  one listed above will not constitute valid delivery.

           Delivery by facsimile will not constitute valid delivery.

Section 1

                Please print all information clearly and legibly.

If you wish to subscribe for your full Basic Subscription Privilege or a portion thereof:

Basic Subscription Privilege:

I apply for     _____________    shares  x         $1.00          =   $____________
              (no. of new shares)            (subscription price)     (amount enclosed)

Oversubscription Privilege:

If you have  subscribed for your full Basic  Subscription  Privilege and wish to purchase additional shares pursuant to the Oversubscription Privilege:

I apply for     _____________    shares  x         $1.00          =   $____________
              (no. of new shares)            (subscription price)     (amount enclosed)

Total Amount of Check Enclosed  =  $______________

            To subscribe:  I acknowledge that I have received the Prospectus for this offer and I hereby irrevocably subscribe for the number of shares indicated
above on the terms and conditions  specified in the  Prospectus.  I hereby agree that if I fail to pay for the  shares  of Class A Common  Stock for which I have subscribed, Sunshine PCS Corporation may exercise its legal remedies against me.

                                              __________________________________
                                              Signature(s) of Subscriber(s)

Important:  the  signature(s)  must  correspond  in  every  particular,  without alteration,  with the  name(s) as printed  on the  reverse of this  Subscription
Certificate.

Section 2

                    Special Issuance or Delivery Instructions
                        For Subscription Rights Holders:

(a)         To be completed  only if the  certificate  representing  the Class A
            Common  Stock  is to be  issued  in a name  other  than  that of the registered holder. (See the Instructions.) Do not forget to complete the guarantee of signature(s) section below.

Issue Common Stock To:

          -------------------------------          -----------------------------
           (Please Print Name)                            (Street Address)

          ------------------------------          ------------------------------
          (Social Security # or Tax ID #)            (City, State Zip Code)

(b)         To be completed  only if the  certificate  representing  the Class A
            Common  Stock is to be sent to an  address  other  than  that  shown above.  (See  the  Instructions.)  Do not  forget  to  complete  the guarantee of signature(s) section below.

          -------------------------------          -----------------------------
           (Please Print Name)                            (Street Address)

          ------------------------------          ------------------------------
          (Social Security # or Tax ID #)            (City, State Zip Code)

                                 Acknowledgement

         The Subscription Order Form Is Not Valid Unless You Sign Below

            I/We acknowledge receipt of the Prospectus and understand that after delivery  to  Sunshine  PCS  Corporation,  I/we may not  modify or  revoke  this
Subscription  Certificate.  Under  penalties  of perjury,  I/we certify that the information  contained herein,  including the social security number or taxpayer identification  number  given  above,  is correct.  If the  Special  Issuance or
Delivery  Instructions  for  Subscription  Rights  Holders are  completed,  I/we certify that although the certificate  representing  the Class A Common Stock is to be issued in a name other than the registered holder, beneficial ownership of the Class A Common Stock will not change.

            The signature  below must correspond with the name of the registered holder  exactly  as it  appears  on the books of the  Company's  transfer  agent without any alteration or change whatsoever.

SIGN HERE:______________________________________________________________________
                             Signature(s) of Registered Holder

DATED:                  , 2002
        ----------------

            If  signature  is  by  trustee(s),  executor(s),   administrator(s),
guardian(s),  attorney(s)-in-fact,  agent(s),  officer(s)  of a  corporation  or another party acting in a fiduciary or representative  capacity,  please provide the following information (please print). See the Instructions.

Name(s):____________________________          Daytime Phone: ___________________

Capacity (Full Title):______________          Evening Phone: ___________________

                                              Taxpayer Identification
Address:____________________________          or Social Security Number:________

                            Guarantee Of Signature(S)

            All  Subscription  Rights  Holders who specify  Special  Issuance or
Delivery  Instructions  must have their  signatures  guaranteed  by an  Eligible
Institution.  An "Eligible Institution" for this purpose is a bank, stockbroker, savings and loan  association  or credit union with  membership  in an approved signature  guaranteed  medallion  program,  pursuant  to  Rule  17Ad-15  of  the
Securities Exchange Act of 1934, as amended.

Authorized Signature:______________________    Name of Firm:____________________

Name:______________________________________    Address:_________________________

Title:_____________________________________    Area Code and Telephone No.:_____

You  must  have  your  signature  guaranteed  if you  wish to have  your  shares delivered to an address other than your own or to a  stockholder  other than the registered holder.

Full payment for the shares must  accompany this form and must be made in United
States  dollars by (i) check or bank draft  drawn upon a United  States  bank or postal, telegraphic or express money order payable to "American Stock Transfer &
Trust Company, as Subscription  Agent"; or (ii) in the case of persons acquiring shares at an aggregate  subscription  price of $_________or more, an alternative payment method arranged with the Subscription Agent and approved by Sunshine PCS
Corporation.

Stock certificates for the shares subscribed for pursuant to the rights offering will be delivered as soon as practicable  after the Expiration  Time. Any refund in connection  with your  subscription  will be delivered as soon as practicable thereafter.

For   instructions  on  the  use  of  Sunshine  PCS   Corporation   Subscription
Certificates, please consult your bank or broker.